Exhibit 10.5

TRANSFER DEED OF LEASE HOLD RIGHTS FOR INDUSTRY IN CONNECTION WITH THE INDUSTRIAL PLOT N0.-1D, BLOCK- UDYOG VIHAR, GREATER NOIDA, DIST. GAUTAM BUDH NAGAR (U.P.) TOTAL PLOT AREA- 48564.09 SQ. MTRS.

TRANSFER DEED OF LEASE HOLD RIGHTS FOR INDUSTRY

IN CONNECTION WITH THE INDUSTRIAL PLOT NO.1D, UDYOG VIHAR INDUSTRIAL AREA, GREATER NOIDA, DIST. GAUTAM BUDH NAGAR (UP) TOTAL PLOT AREA 48564.09 SQ. MTRS.

Circle Rate of land	:	Rs. 2400
Circle rate of construction (Industrial Shed)	:	Rs. 3800
Circle rate of construction (Building)	:	Rs. 6600
Sale Consideration	:	Rs. 125680318
Stamp duty paid on	:	Rs. 125680318
Stamp Duty	:	Rs. 10055000

This transfer deed is made and executed at GREATER NOIDA on this 25th day of April, 2008

Between

VIDEOCON INDUSTRIES LTD., a company incorporated and registered under Companies Act 1956 having its registered office at 14 KM Stone, Aurangabad-Paithan Road, Village Chitegaon, Tal. Paithan, Dist. Aurangabad through its authorized officer Mr. Rakesh Khanna S/o Chander Dev Khanna, R/o E-5/7-A, Shatabdi Vihar, Sector 52, Noida, of the first part, herein after called the **TRANSFEROR**

And

BHARAT BUSINESS CHANNEL LTD., a company incorporated and registered under Companies Act 1956 having its registered office at 171, C Wing, Mittal Court, Nariman Point, Mumbai 21 through its authorized officer Shri Sanjeev Rathi S/o Mahesh Chand Rathi, R/o 1324, Sector 37, Faridabad, Haryana, of the second part, herein after called the **TRANSFEREE.**

(The expression and words of the Transferor and Transferee shall mean and include their legal heirs, successors, nominees, assigns, executors, administrators and legal representatives respectively)

Whereas, the transferor aforesaid is an allottee and lessee and in possession of industrial plot No.1D, Udyog Vihar Industrial Area, Greater Noida, Dist. Gautam Budha Nagar (UP). The total plot area 48564.09 sq. mtrs. and covered area 25 sq. mtrs. & Industrial Shed - 2358.29 sq mtrs. duly allotted by Greater Noida Industrial Development Authority vide allotment letter No. IND-00139 dated 27th

For Videocon Industries Ltd.
Authorised Signatory

For Bharat Business Channel Ltd.
Authorised Signatory

February, 2000 and owner of the building erected thereupon herein after referred to as the PROPERTY. The said industrial building in question is bounded as under. North East : ‘ Other Plot South East : 24 Mtrs. Road North West : Other Plot South West : 24 Mtrs. Road And whereas the lease deed in respect of the said property has been executed by the Greater Noida Authority in favour of the original allottee and same was registered in the office of Sub-Registrar, Gautam Budha Nagar, on Bahi No. Jild No. 230 , Page 189/234, Document No. 1278 on dated 29/3/2000. And whereas transferor aforesaid has obtained the permission to transfer the said property in favour transferee from the Greater Noida Authority vide their transfer memorandum No. Industry/Transfer /2008/623 dated 15/02/2008 and copies of said lease deed dated 29/3/2000 and copy of transfer memorandum dated 15/2/2008 is annexed herewith And Whereas the Transferor aforesaid has transferred the above said property in favour of the transferee for the total sale consideration of Rs. 125680318 (Rupees Twelve Crore Fifty Six Lacs Eighty Thousand Three Hundred & Eighteen Only) and the Transferee have also agreed to acquire the same for this very amount. NOW THIS TRANSFER DEED WITHNESSETH AS UNDER

1) That the total consideration of the above said property has been settled to as Rs. 125680318 (Rupees Twelve Crore Fifty Six Lacs Eighty Thousand Three Hundred & Eighteen Only) in between both the parties. 2) That the Transferor has received a sum of Rs. 125680318 (Rupees Twelve Crore Fifty Six Lacs Eighty Thousand Three Hundred & Eighteen Only) from the Transferee as full and final payment, the receipt of which the Transferor hereby acknowledges and the payments have been made in the following manner:- 3) That now there is no balance due towards the transferee to be paid to the transferor in respect of the said property. 4) That the Transferor aforesaid has assured the Transferee that the said property is free from all sorts of encumbrances such as charges, sale, lien, gift, pledge, loan, dispute, mortgage, litigation and attachments. 5) That the Transferor has transferred all his lease hold rights and interests in the said plot and ownership rights of the building there upon in connection with the said property TO HOLD the same by the transferee finally, absolutely. 6) That the Transferor has handed over the vacant and actual physical possession of the said property to the Transferee aforesaid on the spot. 7) That the Transferee is entitled to enjoy the full rights of the said property and is entitled to further transfer, further construct and modify the industrial building ,on the said plot according to the bye laws of the Greater Noida Industrial Development Authority and shall use the said industrial building only as lease for the remaining part of the period of 90 years since 29/3/2000. 8) That the Transferee shall be entitled to setup the unit approved by the Authority on the said industrial building and commission it.

9) That the Transferee shall henceforth pay all the taxes and lease rent as per prevailing rate (2.5.1 of total premium for first 10 years from the date of execution of lease deed and to be revised as per laws of GNIDA) when rent will be revised, a supplementary leased deed will be executed by GNIDA. 10) That if after transfer of the said plot, any dues are found upon and they will be paid by transferee with interest 11) That the Transferee has decided to execute the transfer deed in the office of Sub-Registrar Greater Noida within 90 days after issuing this Transfer Memorandum. 12) That the Transferor and the Transferee claim that the subject property is not mortgaged and free from all encumbrances. In case the subject property is mortgaged then the transfer permission automatically stands revoked. 13) This Transfer Memorandum shall be the part of this Transfer Deed and it will be registered as a part of the transfer deed. 14) That any other allotment amount/dues/arrears shall be recovered from the Transferee. In case of default of payment present rate of interest is 25% per annum compounded at half yearly rest for the defaulted amount for the defaulted period. 15) That the Transferee shall be bound by the terms and conditions of the lease deed executed between the lessee and the Greater Noida on dated 29/3/2000 subject to the change mentioned in the transfer memorandum otherwise from time to time. 16) That the transferee shall enjoy the leasehold rights of the above said property for the balance period of 90 years from the lease dated 29/3/2000.

17) That the Transferee automatically would inherit all the Land & Building connected to the above property relating to deviation made in building viz. building plan against building bye laws of the Authority. 18) That the transferee shall not at any time carry out or permit to be carried on upon the demised premises any trade or business whatsoever or time or permit the same to be used for any purpose other than the manufacture of Set top box, dish antenna, televisions, audio, video products, computers and direct to home broadcasting services without the consent in writing of the GNIDA. The written request of the transferee shall be disposed off within a reasonable period. 19) That the Transferee shall pay and discharge all rates, taxes, charges and assessments of every description which are now or may at any time hereafter be assessed, charged or imposed upon either of the demised premises or the building to be erected thereon. 20) That the transferee will pay unto the GNIDA the said rent on the days in the manner hereinbefore appointed for payment thereof. 21) The transferee shall be bound by the Provisions of the Uttar Pradesh Industrial Area Development Act, 1976 (U.P. Act No.6 of 1976) and rules and regulations framed and directions issued there under from time to time. 22) The transferee shall ensure that the industrial effluents discharged by their unit shall meet the standards laid down by Central or State Government to control the pollution and the transferee shall be governed by the State or the Central enactment on the subject. 23) The transferee shall comply with the rules, regulations and directions issued by the Central/State Pollution Control Board from time to time.

24) The Transferee shall keep the factory building in good and substantial condition and shall permit the GNIDA and its agents to enter upon the demised premises to view the condition of the building and its appurtenances and give notice in writing to the transferee any defects and want of repair. The Transferee shall within three calendar months after receipt of such notice repair the building accordingly. 25) That the Transferee shall provide and maintain at its own cost in good repairs a properly constructed approach road or path leading from the public road to the building to be erected on the said plot to the satisfaction of the GNIDA. 26) The transferee shall keep the building material/wastes covered from public view. 27) That the Transferee shall not employ any process in the manufacture of item approved by the GNIDA which may cause environmental hazard, vis. Atmospheric pollution, effluent, discharge or in any form whatever. If in the opinion of the GNIDA there is any environmental hazard as stated hereinbefore on account of any activity being carried out in the demised premises, the GNIDA shall have the right to force the transferee to cease the activity and take suitable measures as the GNIDA may deem fit. 28) That the transferee may transfer, sublet, relinquish mortgage or assign its interest in the demised premises or the building constructed thereon or both only with the previous permission in writing of the GNIDA (whose decision shall be binding on the transferee and which permission shall not be unreasonably withheld.) Provided further that prior permission as aforesaid shall not be necessary in the even of mortgage in favour of whether of the Government of Uttar Pradesh or Industrial Financial Corporation of India Ltd. or in favour of Uttar Pradesh Financial Corporation or Industrial Development Bank of India or the Life Insurance Corporation of India or Industrial Credit and Investment Corporation of

India or any Scheduled Bank, Pradeshiya Industrial and Investment Corporation of U.P.. Provided also that the joint possession transfer of possession of the demised premises or any part thereof by the GNIDA shall be deemed to be subletting for the purpose of this clause. 29) Every transfer, assignment, relinquishment, mortgage or subletting as * referred to above shall be subject to and the beneficiary thereof shall be bound by all the covenants and conditions contained in this deed and be answerable to the GNIDA in all respect in the same manner as the original Transferee. 30) If the transferee commits any act or omission on the demised premises resulting in nuisance, it shall be lawful for the GNIDA to ask the transferee to remove the nuisance within a reasonable period failing which GNIDA shall itself get the nuisance removed at transferee’s cost and damages charged from the transferee during the period of subsistence of nuisance. 31) That the transferee being a company, makes or attempts to make any alterations whatsoever in the provisions of its Memorandum and Articles of Association or capital structure it shall inform the GNIDA accordingly and the transferee hereby undertakes to get the prescribed particulars of the change registered with the Registrar of Companies under Companies Act, 1956, within the stipulated period. 32) That in case of the use of the said industrial plot is not made by the transferee in accordance with the other prevalent rules, regulations and directions of the Industrial Scheme of the Authority, the proceedings will be initiated by the Authority for the cancellation of the allotment and the transferee shall not be entitled to get any relief. 33) That there is no machinery, tools etc. in the constructed area Construction area is vacant. The factory shed is about 7 years old.

34) If the Transferee does not abide by the terms and conditions of the lease and residential purpose framed by the Authority then the lease may be cancelled by the Authority and the lessee/transferee in such. 35) That the completion certificate is attached with this Transfer Deed of Lease Hold Rights for Industry. Mode of Payment

[SIGNATURE PAGE]

INDUSTRIAL PLOT NO. ID, UDYOG VIHAR INDUSTRIAL AREA, GREATER NOIDA, DIST. GAUTAM BUDH NAGAR (UP) TOTAL PLOT AREA 48564.09 SQ. MTRS. AND COVERED AREA 25 SQ. MTRS. & INDUSTRIAL SHED - 2358.29 SQ MTRS

VIDEOCON INTERNATIONAL LTD. PLOT NO. ID, INDL. AREA, GREATER NOIDA(U.P.) Ref. No. : VIL/2000-2001/ Date : 20.07.2000 To, The Chief Executive Officer, Greater Noida Industrial Development Authority, UTTAR PRADESH Dear Sir, We, hereby, submit following documents for the approval for construction of our factory at Plot No. lD, Industrial Area, Greater Noida(U.P.) : 1) . Site Plan 2) . Plan for manufacturing unit 3) . Parking Plan 4) . Land Scape Plan 5) . Final Assembly Block 6) . Carton Store Plan 7) . Hazardous Store Plan 8) . Electric Sub- station Plan 9) . Appendix-1 10) . Appendix-2 11) . Appendix-8 in one set of three copies each 12) . Appendix-9 13) . Appendix -10 14) . Appendix-12 15) . Copy of the Council Architecture Registration Certificate of our Architect 16) . NOC- Pollution Control Board 17) . Possession Certificate 18) . Lease Deed 19) . Registration Certificate 20) . Allotment Letter 21) . Ministry of Industry Thanking you, Yours Faithfully, For Videocon International Ltd. Authorised Signatory

APPENDIX -1
[See REGULATION NO. 5 (1)]

Form for first application to erect, re-erect demolish or to make material alteration in a building.

To,

The Chief Executive Officer,
Greater Noida Industrial Development Authority
Uttar Pradesh

Sir,

I hereby give application that I intend to erect/re-erect/demolish or to make material alteration in the building No                                                             Shazra No.                                                        on/in plot 10 Udyog Vihar, Greater Noida no                                                                              in Sector/colony                              Bazaar/Street                              Block/Mohalla/Bazar                         in accordance with the Greater Noida Industrial Development Area Building: Regulations and I forward herewith the following plans and specifications (Items No. 1 and 2 below) in triplicate. (One copy of each cloth bound) duly signed by me and the licensed Architect/Engineer/Draftsman/Group license no                              who will supervise its erection and copies of other statement/documents applicable (Items no. 3 to 12 below):

1.	Site Plan
2.	Building Plan including Service Plan
3.	Supervision of Building work (Appendix-2)
4.	General specification sheet (Appendix-8)
5.	Ownership documents.
6.	Attested/photostate copies of receipts for payment of application fee.
7.	Application for drainage of premises in duplicate (Appendix-9)
8.	Council of Architecture Certificate
9.	N.B.O. form appendix-10 in duplicate
10.	Indemnity Bond (In case of basement only) Appendix-11
11.	Structural stability certificate from the licensed technical personal (Appendix-12)
12.	Dimension plan (Certified on behalf of the Authority)

I request that the construction may be approved and permission accorded to me to execute the work

Signature of the applicant

Name of applicant (In Block Letter)

Address of the applicant

GREATER NOIDA INDUSTRIAL DEVELOPMENT AUTHORITY COMMERCIAL, COMPLEX, G-BLOCK, SECTOR - 20 NOIDA, DISTT. GAUTAMBUDH NAGAR (U.P.) 201301 ALLOTMENT LETTER No /ADO/GN/U.V/99-100 DATE FORM NO: ALLOT DATE : ALLOT NO.: PAY PLAN: M/S V1DEOCON INTERNATIONAL LTD. P.O.BOX.N0.550 AUTO CARS COMPOUND, ADALAT ROAD, AURANGABAD-431005 SUBJECT: Confirm Allotment of Industrial Plot no. ID Sector Udyog Vihar. Dear Sir (s), With reference to the Provisional Allotment No- 71/IND/99 Date 27-12-99 you have complied with the condition of the said letter. The Authority is pleased to allot the Plot No. 1 D meausring 48564 SQM. In its, UDYOUG VIHAR Industrial area for manufacturing- TELE VISIONS, AUDIO & VIDEO,COMPUTERS,WASHING MACHJINES,REFRIGERATORS,AIR CONDITIONERS & DISH WASHERS 1. (a) Total area of Plot 48564 Sqm. (b) Allotment rate of land Rs. 500/- (c) Total provisional premium of the plot as per (a) above Rs. 24282000 (d) Allotment money (50% of the total provisional premium) Rs. 12141000 calculate on (a)above. (e) Registration money deposited Rs. 801306 (f) Allotment money payable by 01-05-2000 Rs. 11339694 (after adjustment of Registration money). (g) Balance 50% amount with interest @ 15% per annum will be payable in ten half yearly instalments. Details of payment of Instalments are enclosed. 2. In case of default on the part of the allottee for non-deposit of allotment money, instalments or the execution of the legal documents and/or taking over possession of the ploit or delay in payment of lease rent the allotment of the plot is liable to be cancelled.

3. You may please quote Registration No. and details of Plot etc. in all future correspondence. 4. No change in project can be make without the prior written permission of the Authority. 5. In case of any clarification about the allotment letter, you may meet the concerned officer in the office on any working day. 6. In case of any problem in implementation of the project with any state Govt.Deptt. or any coordination is required, please contact Greater Noida Authority on any working day. 7. Allottee will obtain all the necessary permissions and clearances etc. from the requisite Department /Agency as is necessary according to law, rules and regulations in force. This shall also apply in case of relevant amenities / facilities that the allottee may need for their project. However in case of any problem the allottee may approach this Authority, which will provide all feasible and available assistance to the allottee in procurement of the subject amenities / facilities. 8. The allottee shall ensure full complained with the conditions imposed in this No objection certificate issued by the U.P. Pollution Control Board and will work according to the Pollution Control laws in force. 9. The allottee will comply with all the terms and conditions pertaining to the supply of water and drainage/ sewerage facilities when provided by the authority. 10. The plot is allotted on as in where is basis. General Manager(DIC) Gautam Budh Nagar For GreaterJNoida C.C. TO: 1. G.M.(F),Greater Noida. 2. G.M. (Engg ), Greater Noida. 3. G.M. (Planning),Greater Noida. (R.K.SINGH)

PLOT NO. 10 UDYOG VIHAR

PLOT OF M/S DAEWOO ANCHOR ELECTRONICS

FOR VIDEOCON INTERNATIONAL LTD.

Authorised Signatory

AREA = 48564100 Sqm.

Possession Taken Over	Possession Handed Over Astt manager
LEASE PLAN OF PLOT NO 10 UDYOG VIHAR:	Prepared by [signature] 23/3/2000 Astt manager manger

GREATER NOIDA INDUSTRIAL DEVELOPMENT AUTHORITY
COMMERCIAL COMPLEX, SECTOR - 20
NOIDA, DISTT, GHAZIABAD. (U.P.)
PIN - 201 301

POSSESSION CERTIFICATE

	Letter No	Engg/CD IV/2000/2990
	Date	29/3/2000

Plot Code	Lessee/Allotee's Name
Allotment No	IND-00139	& Address	M/S Videocon International Ltd
Plot No	1-D	through Sh. Narendra Verma
Block No	P.O. Box No. _550
Sector	Udyog Vihar	Adalat Road - Aurangabad 431005

Status/Boundaries of plot			Dimensions	Area (in Sq. m.)	Remark
North	east	other plot
South	east	24m road
North	west	other plot	148.06 X 328.00 = 48564.00 sqm
South	west	24m road

Site plan of the plot is enclosed herewith

I/We have taken over possession of the plot No 1-D Block No - Sector Udyog Vihar on 28-3-2000

I/We agree with the plot size, area, earmarked in the enclosed plan and the plot is free from encroachment.

Possession handed over by	Possession taken over by

Assistant Manager (Civil)	Signature of the lessee

Copy to:

1.	Lessee.
2.	General Manager (Property)
3.	General Manager (Finance)

(                                       )
Assistant Manager (Civil)

TRANSFER PEEP OF LEASE HOLD RIGHTS FOR INDUSTRY IN CONNECTION WITH THE INDUSTRIAL PLOT NO.-1D, BLOCK- UDYOG VIHAR, GREATER NOIDA, DIST. GAUTAM BUDH NAGAR (U.P.) TOTAL PLOT AREA- 48564.09 SQ. MTRS.

No. 999 Rs. ___________

17 Apr 2008

Included in 995

Cashier

* Treasury/Gautam Budh Nagar*

Purchaser

Registration No. 5108	Year: 2008	Book No. 1

0201 Bharat Business Channel Limited through Sanjeev Rathi		Photo	Thumb Impression
Mahesh Chandra Rathi,

171, C Wing, Mittal Court, Nariman Point, Mumbai – 21

Service

TRAMSFER DEED OF LEASE HOLD RIGHT FOR INDUSTRY IN CONNECTION WITH THE INDUSTRIAL PLOT NO.-1D, BLOCK- UDYOG VIHAR, GREATER NOIDA, DIST. GAUTAM BUDH NAGAR (U.P.) TOTAL PLOT AREA- 48564.09 SQ. MTRS.

TRANSFER PEEP OF LEASE HOLD RIGHTS FOR INDUSTRY IN CONNECTION WITH THE INDUSTRIAL PLOT NO.-1D, BLOCK- UDYOG VIHAR, GREATER NOIDA, DIST. GAUTAM BUDH NAGAR (U.P.) TOTAL PLOT AREA- 48564.09 SQ. MTRS.

No. 996 Rs. ___________

17 Apr 2008

Included in 995

*Treasury/Gautam Budh Nagar*

Transfer Document

25,680,318.00	5,000.00	30	5,030/-	1,500

	Registration Fees	Duplicate Fee	Total	Approximate Words

Sri/ Smt. Videocon Industries Limited through Rakesh Khanna,

S/o Sri Chandra Dev Khanna,

Occupation: Service,

Residential Address: 14, KM Stone, Aurangabad, Paithan Road, Chitegaon, District Aurangabad Temporary Address: 14, KM Stone, Aurangabad, Paithan Road, Chitegaon, District Aurangabad
Thumb Impression

Rajesh Tiwari

Dy. Registrar,

Gautam Budh Nagar Taluka,

25/04/2008

Has produced this document on date: 25/04/2008, Time: 5:13 PM, before this office for registration purpose.

Execution of Instrument after careful reading and understanding and receiving the amount Rs. as per the aforesaid Agreement.

Seller		Purchaser
Sri/ Smt. Videocon Industries Limited		Sri/ Smt. Bharat Business Channel Limited,
through Rakesh Khanna		through Sanjeev Rathi,
S/o Sri Chandra Dev Khanna,		S/o Mahesh Chandra Rathi,
Occupation: Service,	Thumb	Occupation: Service,	Thumb
R/o: 14, KM Stone, Aurangabad,	Impression	R/o: 171, C Wing, Mittal Court,	Impression
Paithan Road,		Nariman Point, Mumbai – 21
Chitegaon, District Aurangabad

TRANSFER DEED OF LEASE HOLD RIGHTS FOR INDUSTRY IN CONNECTION WITH THE INDUSTRIAL PLOT NO.-1D, BLOCK- UDYOG VIHAR, GREATER NOIDA, DIST. GAUTAM BUDH NAGAR (U.P.) TOTAL PLOT AREA- 48564.09 SQ. MTRS.

TRANSFER DEED OF LEASE HOLD RIGHTS FOR INDUSTRY IN CONNECTION WITH THE INDUSTRIAL PLOT NO.-1D, BLOCK- UDYOG VIHAR, GREATER NOIDA, DIST. GAUTAM BUDH NAGAR (U.P.) TOTAL PLOT AREA- 48564.09 SQ. MTRS.

No. 997 Rs. ___________

17 Apr 2008

Included in 995

Cashier

*Treasury/Gautam Budh Nagar*

Accepted the Execution

Who is identified as Shivendra Krishna Singh,	Thumb
S/o V.K. Singh,	Impression
Occupation: Service,
R/o L-80, RL Nagar, Sector – 50, Noida and

In Witness of: Kapil N. Bhatt, S/o R. N. Bhatt,	Thumb
Occupation: Service,	Impression
R/o C-190, SF-2, Ramprasad, Ghaziabad

Thumb impressions of witnesses were taken as per rules.

Rajesh Tiwari,

Dy. Registrar,

Gautam Budh Nagar Taluka,

25/04/2008

No. 998 Rs. ___________

17 Apr 2008

Included in 995

Cashier

*Treasury/Gautam Budh Nagar*

Seller

Registration No. 5108	Year: 2008	Book No. 1

Videocon Industries Limited	Photo	Thumb
Through Rakesh Khanna		Impression
Sri Chandra Dev Khanna,

14, KM Stone, Aurangabad, Paithan Road, Chitegaon, District Aurangabad

Service